Exhibit 5.0

March 20, 2013

Board of Directors
Citizens Financial Services, Inc.
15 South Main Street
Mansfield, Pennsylvania 16933

Re:	Citizens Financial Services, Inc.
Dividend Reinvestment Plan
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Citizens Financial Services, Inc. (the “Company”) in connection with the offer and sale by the Company of three hundred thousand (300,000) shares of the Company’s common stock, par value $1.00 per share (the “Shares”), under the Company’s Amended and Restated Dividend Reinvestment Plan (the “Plan”). The Shares are being offered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 (the “Registration Statement”).

We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion.  In our examination, we have assumed and have not verified (1) the genuineness of all signatures, (2) the authenticity of all documents submitted to us as originals, (3) the conformity with the originals of all documents supplied to us as copies, and (4) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company.

Based on the foregoing and limited in all respects to Pennsylvania law, it is our opinion that the Shares have been duly authorized and, upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

We note that, although certain portions of the registration statement on Form S-3 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of “experts” within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation the financial statements or schedules or the other financial information or data included therein.

We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company’s registration statement on Form S-3.

Very truly yours, KILPATRICK TOWNSEND & STOCKTON LLP

/s/ Joseph J. Bradley, a Partner